NEWS RELEASE

October 20, 2014

NCR announces preliminary third quarter 2014 results
and lowers full-year 2014 guidance

DULUTH, Georgia - NCR Corporation (NYSE: NCR) today announced preliminary third quarter 2014 results and provided an update to its outlook for the full-year 2014.

For the third quarter 2014, revenue is expected to be approximately $1,647 million or year-over-year revenue growth of 9%, (10% on a constant currency basis), and non-pension operating income (NPOI) is expected to be approximately $204 million, lower than our previous guidance of $215 million to $225 million. Third quarter 2014 non-GAAP diluted earnings per share is expected to be approximately $0.67, which is below our previous expectations due to lower operating results and unfavorable foreign currency impacts, partially offset by a lower effective income tax rate. Third quarter 2014 free cash flow is expected to be approximately $132 million, which includes the previously announced recovery of $93 million related to the Fox River environmental matter, compared to free cash flow of $(66) million in the third quarter of 2013.

“In addition to our third quarter preliminary results, we now expect our 2014 results to be below our previous guidance, due largely to a challenging retail market as well as difficult global macroeconomic conditions, including foreign currency headwinds,” said Chairman and CEO Bill Nuti. Mr. Nuti continued, “Market conditions within the retail industry worsened in the third quarter, as evidenced by weak same store sales comparisons and financial results. This resulted in our retail customers spending more cautiously than anticipated and further delaying solution rollouts. Contributing further are ongoing data security concerns, which were heightened in the third quarter. This is causing retailers to shift IT priorities, resources, and capital spending. Additionally, ongoing retail consolidation continues to be a factor impacting our performance.”

Mr. Nuti added, “While we are disappointed by these results, our Financial Services business remains a bright spot, third quarter free cash flow improvement was strong, and our previously announced restructuring program is on track to deliver annual run-rate savings of approximately $90 million by 2016. While we continue to be faced with challenging and uncertain market dynamics, we remain confident in the actions we are taking to address these challenges, including strengthening our Retail Solutions team and talent, as well as utilizing our restructuring program to allocate more resources to our highest growth, highest margin opportunities to drive long-term profitable growth.”
For the full-year 2014, revised expectations are as follows: year-over-year revenue growth of 7% to 8%, or revenue of $6,575 million to $6,625 million, which includes 1% of unfavorable foreign currency fluctuations; NPOI of $810 million to $830 million; and non-GAAP diluted earnings per share of $2.60 to $2.70. This compares to previous guidance of year-over-year revenue growth of 10% to 12%, or $6,750 million to $6,850 million; NPOI of $900 million to $920 million; and non-GAAP diluted earnings per share of $3.00 to $3.10. Additionally, software-related revenue is expected to be $1,700 million to $1,725 million, compared to previous guidance of $1,775 million to $1,825 million. Free cash flow, which includes the $93 million Fox River environmental recovery, is expected to be approximately $225 million to $275 million versus our previous guidance of $250 million to $300 million.
NCR will provide more detailed information regarding its third quarter results and full-year outlook when it reports earnings on October 28, 2014 after the market closes. Management will host a conference call at 4:30 pm (EDT) that day. Live access to the call, an accompanying slide presentation, and a call replay will be available on NCR’s website at http://investor.ncr.com/. The live call can also be accessed by dialing 800-218-2154 and entering the participant passcode 7299877. The company is not able to provide any further statements about its third quarter results or its full-year outlook until the third quarter conference call.
About NCR Corporation
NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.
NCR is headquartered in Duluth, Georgia with over 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.
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NCR is a trademark of NCR Corporation in the United States and other countries.
News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com
Investor Contact
Tracy Krumme
NCR Corporation
212.589.8569
tracy.krumme@ncr.com

Note to Investors This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about NCR’s expected third quarter financial results, initiatives and strategies relating to NCR’s Retail Solutions business, NCR’s 2014 financial outlook and NCR’s recently announced restructuring plan and its expected benefits and results. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions in the retail industry; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete and in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our recently announced restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in NCR’s filings with the U.S. Securities and Exchange Commission, including NCR’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-Pension Operating Income and Non-GAAP Diluted Earnings Per Share. NCR’s non-pension operating income and non-GAAP diluted earnings per share are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR’s management uses non-pension operating income and non-GAAP diluted earnings per share to evaluate year-over-year operating performance, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, and discretionary pension contributions and settlements. NCR’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repayment of the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR’s definition may differ from other companies’ definitions of this measure.

Revenue Growth on a Constant Currency Basis. NCR’s period-over-period revenue growth on a constant currency basis excludes the effects of foreign currency translation. Due to the variability of foreign exchange rates from period to period, NCR’s management uses revenue on a constant currency basis to evaluate period-over-period operating performance. Revenue growth on a constant currency basis is calculated by translating prior period revenue at current period monthly average exchange rates.

NCR’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.